Registration No. 333-

As filed with the Securities and Exchange Commission on April 1, 2011

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Plug Power Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	22-3672377
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

968 Albany-Shaker Road

Latham, New York 12110

(518) 782-7700

(Address of Principal Executive Offices) (Zip Code)

Plug Power Inc.

1999 Stock Option and Incentive Plan
As Amended

(Full Title of the Plan)

Andrew Marsh

Chief Executive Officer

Plug Power Inc.

968 Albany-Shaker Road

Latham, New York 12110

(Name and Address of Agent for Service of Process)

(518) 782-7700

(Telephone Number, Including Area Code, of Agent For Service)

with a copy to:

Robert P. Whalen, Jr., Esq.

Goodwin Procter  LLP

Exchange Place

53 State Street

Boston, Massachusetts 02109

Tel: (617) 570-1000

Fax: (617) 523-1231

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.01 par value(2)	4,420,761(3)	$4.30	$19,009,272.30	$2,206.98
	8,626,294(4)	$0.6464	$5,576,036.44(5)	$647.38
Total	13,047,055	--	$24,585,308.74	$2,854.36

(1)

This registration statement shall also cover any additional shares of Common Stock which become issuable under the Plug Power Inc. 1999 Stock Option and Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Plug Power Inc.

(2)

This registration statement also relates to the rights to purchase Series A Junior Participating Cumulative Preferred Stock of the Registrant which are attached to all shares of Common Stock issued pursuant to the terms of the Registrant’s Shareholders Rights Agreement dated June 23, 2009.  Until the occurrence of certain prescribed events, the rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred with and only with such Common Stock.  Because no separate consideration is paid for the rights, the registration fee therefore is included in the fee for Common Stock.

(3)

Such shares are issuable upon exercise of outstanding options with weighted average exercise prices of $4.30 per share.  Pursuant to Rule 457(h), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(4)	Represents shares of Common Stock available for future issuance under the Plan.

(5)

Estimated solely for the purposes of determining the registration fee pursuant to rules 457(c) and 457(h) of the Securities Act, based on the average of the high and low sales prices on the NASDAQ Capital Market on March 28, 2011.

NOTE

            This Registration Statement on Form S-8 registers 13,047,055 additional shares of the common stock, par value $0.01 per share (“Common Stock”), of Plug Power Inc. (the “Company” or the “Registrant”) which may be acquired pursuant to the Plug Power Inc. 1999 Stock Option and Incentive Plan, as amended (the “Plan”).  The securities subject to this Registration Statement are of the same class of the Registrant for which the Registrant previously filed Registration Statements on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”) registering the issuance of shares of Common Stock under the Plan.  Accordingly, the contents of the Registrant’s Registration Statement on Form S-8, File No. 333-90277, as filed with the Securities and Exchange Commission (the “Commission”) on November 4, 1999 and the Registrant’s Registration Statement on Form S-8, File No. 333-72734, as filed with the Commission on November 2, 2001, are hereby incorporated by reference pursuant to General Instruction E to Form S-8.  After giving effect to this Registration Statement, an aggregate of 22,355,685 shares of the Registrant’s Common Stock have been registered for issuance pursuant to the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

            The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

            The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Commission on March 31, 2011;

(b)	The Registrant’s Current Report on Form 8-K, filed with the Commission on February 2, 2011; and

(c)

The section entitled “Description of Registrant’s Securities to be Registered” contained in the Registrant’s Registration Statements on Form 8-A, filed with the Commission pursuant to Section 12(g) of the Exchange Act on October 1, 1999 and pursuant to Section 12(b) of the Exchange Act on June 24, 2009.

            All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8.  Exhibits

Exhibit No.	Description of Exhibit

Exhibit 4.1	Amended and Restated Certificate of Incorporation of Plug Power Inc. ( incorporated by reference from the Company’s Form 10-K for the period ended December 31, 2008).

Exhibit 4.2	Third Amended and Restated By-laws of Plug Power Inc. (incorporated by reference from the Company’s Current Report on Form 8-K dated October 28, 2009).

Exhibit 4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Plug Power Inc. (incorporated by reference from the Company’s Form 10-K for the period ended December 31, 2008).

Exhibit 4.4

Certificate of Designations, Preferences and Rights of a Series of Preferred Stock of Plug Power Inc. classifying and designating the Series A Junior Participating Cumulative Preferred Stock (incorporated by reference from the Company’s Registration Statement on Form 8-A dated June 24, 2009).

Exhibit 4.5	Specimen certificate for shares of common stock, $.01 par value, of Plug Power. (incorporated by reference from the Company’s Registration Statement on Form S-1 (File Number 333-86089)).

Exhibit 4.6

Shareholder Rights Agreement, dated as of June 23, 2009, between Plug Power Inc. and Registrar and American Stock Transfer & Trust Company, LLC, as Rights Agent. (incorporated by reference from the Company’s Registration Statement on Form 8-A dated June 24, 2009).

Exhibit 4.7	1999 Stock Option and Incentive Plan (incorporated by reference from the Company’s Registration Statement on Form S-1 (File Number 333-86089)).

Exhibit 4.8	Amendment to the 1999 Stock Option and Incentive Plan (incorporated by reference from the Company’s Form 10-K for the period ended December 31, 2009).

Exhibit 4.9	Amendment to the 1999 Stock Option and Incentive Plan (incorporated by reference from the Company’s Form 10-K for the period ended December 31, 2009).

Exhibit 4.10	Amendment to the 1999 Stock Option and Incentive Plan.(incorporated by reference from the Company’s Form 10-Q for the period ended June 30, 2006).

Exhibit 5.1	Opinion of Goodwin Procter LLP

Exhibit 23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

Exhibit 23.2	Consent of KPMG LLP

Exhibit 24.1	Power of Attorney (included as part of the signature page to this Registration Statement)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Latham, in the State of New York, on this 1st day of April, 2011.

PLUG POWER INC.

By: /s/ Andrew Marsh
Andrew Marsh
President, Chief Executive Officer and Director

POWER OF ATTORNEY AND SIGNATURES

            We, the undersigned officers and directors of Plug Power Inc., hereby severally constitute and appoint Andrew Marsh and Gerard L. Conway. Jr., and each of them singly, our true and lawful attorneys, with full power to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Plug Power Inc. to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities below on the 1st day of April, 2011.

Signature	Title

/s/ ANDREW MARSH Andrew Marsh	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ GERALD A. ANDERSON Gerald A. Anderson	Chief Financial Officer (Principal Financial Officer)

/s/ LARRY G. GARBERDING Larry G. Garberding	Director

/s/ MAUREEN O. HELMER Maureen O. Helmer	Director

/s/ GEORGE C. McNAMEE George C. McNamee	Director

/s/ GARY K. WILLIS Gary K. Willis	Director

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

Exhibit 4.1	Amended and Restated Certificate of Incorporation of Plug Power Inc. ( incorporated by reference from the Company’s Form 10-K for the period ended December 31, 2008).

Exhibit 4.2	Third Amended and Restated By-laws of Plug Power Inc. (incorporated by reference from the Company’s Current Report on Form 8-K dated October 28, 2009).

Exhibit 4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Plug Power Inc. (incorporated by reference from the Company’s Form 10-K for the period ended December 31, 2008).

Exhibit 4.4

Certificate of Designations, Preferences and Rights of a Series of Preferred Stock of Plug Power Inc. classifying and designating the Series A Junior Participating Cumulative Preferred Stock (incorporated by reference from the Company’s Registration Statement on Form 8-A dated June 24, 2009).

Exhibit 4.5	Specimen certificate for shares of common stock, $.01 par value, of Plug Power. (incorporated by reference from the Company’s Registration Statement on Form S-1 (File Number 333-86089)).

Exhibit 4.6

Shareholder Rights Agreement, dated as of June 23, 2009, between Plug Power Inc. and Registrar and American Stock Transfer & Trust Company, LLC, as Rights Agent. (incorporated by reference from the Company’s Registration Statement on Form 8-A dated June 24, 2009).

Exhibit 4.7	1999 Stock Option and Incentive Plan (incorporated by reference from the Company’s Registration Statement on Form S-1 (File Number 333-86089)).

Exhibit 4.8	Amendment to the 1999 Stock Option and Incentive Plan (incorporated by reference from the Company’s Form 10-K for the period ended December 31, 2009).

Exhibit 4.9	Amendment to the 1999 Stock Option and Incentive Plan (incorporated by reference from the Company’s Form 10-K for the period ended December 31, 2009).

Exhibit 4.10	Amendment to the 1999 Stock Option and Incentive Plan.(incorporated by reference from the Company’s Form 10-Q for the period ended June 30, 2006).

Exhibit 5.1	Opinion of Goodwin Procter LLP

Exhibit 23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

Exhibit 23.2	Consent of KPMG LLP

Exhibit 24.1	Power of Attorney (included as part of the signature page to this Registration Statement)